MTBC Reports Full Year and Fourth Quarter 2017 Results

Company reports record revenue and adjusted EBITDA at top end of guidance range

Full Year 2017 Financial Results:

●	Revenue of $31.8 million for the year, 30% growth over 2016
●	GAAP net loss of $5.6 million, an improvement of $3.2 million from 2016
●	Adjusted EBITDA of $2.3 million or 7.2% of revenue for the year, a new record
●	Adjusted net income of $36,000, an improvement of $2.0 million from 2016
●	GAAP operating loss of $4.5 million, an improvement of $3.4 million from 2016
●	Adjusted operating income of $1.3 million, a new record

Fourth Quarter 2017 Financial Results:

●	Revenue of $8.3 million for fourth quarter 2017
●	GAAP net loss of $184,000, an improvement of $3.8 million from Q4 2016
●	Adjusted EBITDA of $1.5 million or 18% of revenue, a new record
●	Adjusted net income of $1.3 million or $0.13 per share, a new record
●	GAAP operating loss of $454,000
●	Adjusted operating income of $1.4 million or 16% of revenue, a new record

SOMERSET, N.J., March 7, 2018 (GLOBE NEWSWIRE) – MTBC (the “Company” or “MTBC”) (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for year 2017. The Company’s management will conduct a conference call later today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

“I am thrilled to report a strong finish to the year, with revenue growth of 30% over 2016 and record adjusted EBITDA of $2.3 million,” said Mahmud Haq, MTBC’s Executive Chairman. “In addition to significant revenue growth and profit improvement, our balance sheet has never been stronger,” he continued. “We ended 2017 with $4.4 million of cash and virtually no debt, having fully repaid our $10 million credit facility with Opus Bank two years prior to the original maturity date, paid Prudential the remaining purchase price of $5 million plus interest related to the MediGain transaction, and secured a $5 million line of credit from Silicon Valley Bank, which was untapped on December 31, 2017.

Stephen Snyder, MTBC’s Chief Executive Officer said, “2017 was a landmark year for us, allowing us to dramatically reduce costs and begin generating positive cash flow at the same time we raised the capital which allowed us to end the year virtually debt free.”

“During the year, we have seen more signs that the industry is consolidating. EHR companies are finding it harder to generate enough value for clients without an integrated revenue cycle management offering, and RCM companies are finding it harder to operate profitably without their own technology platform and low-cost offshore teams,” said A. Hadi Chaudhry, MTBC’s President. He continued, “these trends create a great opportunity for us to partner with others in the industry, and with our strong capital position, might provide an opportunity for significant acquisitions at values that are accretive to shareholders.”

Full year 2017 financial results

Revenues for full year 2017 were $31.8 million, an increase of 30% compared to $24.5 million last year. The increase was primarily due to the MediGain transaction. Revenue exceeded the midpoint of our upward adjusted guidance, which was a range of $31 to $32 million.

For the full year of 2017, the GAAP net loss was $5.6 million, which was largely a result of non-cash amortization and depreciation expense of $4.3 million. This reflected an improvement of $3.2 million compared to the prior year. “We saw steady improvement in our GAAP net loss for each of the last 4 quarters, as we reduced expenses which arose from our acquisition of the assets of MediGain in October 2016,” said Bill Korn, Chief Financial Officer. “The significant cost savings we have achieved included reducing reliance on subcontractors, reducing fees paid to third party software vendors, reducing U.S. facility and personnel costs, closing offices in Poland and Bangalore, India, and improving operating efficiencies.”

The GAAP net loss for 2017 was $0.69 per share, calculated using the net loss attributable to common shareholders divided by the weighted average number of common shares outstanding.

Adjusted EBITDA for the full year of 2017 was $2.3 million, or 7.2% of revenue, an improvement of $2.9 million from compared to adjusted EBITDA of ($605,000) in 2016. Adjusted EBITDA exceeded the midpoint of our guidance, which was a range of $2.0 to $2.5 million, and represents the highest adjusted EBITDA MTBC has achieved in its 15-year history. Bill Korn commented, “Our business now has a higher scale than we did during most of 2016, so we are able to spread our fixed expenses over a larger revenue base and generate larger adjusted EBITDA than we ever have before.”

“The difference of $7.9 million between adjusted EBITDA and the GAAP net loss in 2017 reflects $4.3 million of non-cash amortization and depreciation expense, $1.3 million of net interest expense, $1.5 million of stock-based compensation, $791,000 of integration, transaction and restructuring costs related to recent acquisitions, and a $68,000 provision for income taxes,” said Bill Korn.

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Non-GAAP adjusted net income for 2017 was $36,000, or $0.00 per share, an improvement of $2.0 million compared to last year. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding. “Non-GAAP adjusted net income excludes $3.4 million of non-cash amortization of purchased intangible assets, $1.5 million of stock-based compensation, $791,000 of integration, transaction and restructuring costs and $249,000 of foreign exchange gains,” said Bill Korn.

The 2017 GAAP operating loss was $4.5 million, which represents an improvement of $3.4 million or 43% from the operating loss in 2016. GAAP operating loss excludes the provision for income taxes, net interest expense and other income and expenses, which are included in the GAAP net loss.

Non-GAAP adjusted operating income was $1.3 million, or 4.1% of revenue, which represents an improvement of $2.6 million from 2016. “This is our third consecutive quarter of positive non-GAAP adjusted operating income, which excludes non-cash expenses such as $3.4 million of purchased intangible assets, $1.5 million of stock-based compensation and $791,000 of integration, transaction and restructuring costs,” said Bill Korn.

Fourth quarter 2017 financial results

Revenues for fourth quarter 2017 were $8.3 million, compared to $8.8 million in the same period last year. Fourth quarter 2016 revenue included residual revenue from certain MediGain clients who we knew had decided not to continue prior to the closing of our transaction in October 2016. We were able to turn around MediGain’s largest client, who prior to our acquisition had given indication that they were prepared to terminate services. They are pleased with our performance and were our largest revenue-generating client in 2017.

The fourth quarter 2017 GAAP net loss was $184,000, or 2.2% of revenue, an improvement of $3.8 million compared to a net loss of $4.0 million in fourth quarter of 2016. “The dramatic reduction in our GAAP net loss was due to a $2.0 million or 33% reduction in direct operating costs, a $781,000 or 18% reduction in general & administrative expense and a $908,000 reduction in depreciation & amortization expenses compared with fourth quarter 2016,” said Bill Korn.

The GAAP net loss for fourth quarter 2017 was $0.08 per share, calculated using the net loss attributable to common shareholders divided by the weighted average number of common shares outstanding.

Adjusted EBITDA for fourth quarter 2017 was $1.5 million, or 18% of revenue, compared to adjusted EBITDA of ($814,000), or (9.2%) of revenue, in the same period last year. “The fourth quarter 2017 adjusted EBITDA represents an improvement of $2.3 million from the same period last year, reflecting the significant cost savings we have achieved,” continued Bill Korn.

“The difference of $1.7 million between adjusted EBITDA and the GAAP net loss in the fourth quarter of 2017 reflects $663,000 of non-cash amortization and depreciation expense, $78,000 of net interest expense, $1.2 million of stock-based compensation, $155,000 of integration and transaction costs, and $124,000 of benefit for income taxes,” said Bill Korn.

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Non-GAAP adjusted net income for fourth quarter 2017 was $1.3 million, or $0.13 per share, compared to the adjusted net income of ($1.3 million) in the same period last year. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding. This is the Company’s best quarter of adjusted net income in our history.

The fourth quarter 2017 GAAP operating loss was $454,000, which represents an improvement of $3.3 million from fourth quarter of 2016.

Non-GAAP adjusted operating income for fourth quarter 2017 was $1.4 million, or 16% of revenue. “The fourth quarter 2017 adjusted operating income represents an improvement of $1.0 million from the adjusted operating income in third quarter 2017 and an improvement of $2.4 million from fourth quarter 2016,” continued Bill Korn. “This is our third consecutive quarter of positive non-GAAP adjusted operating income, and reflects the fact that our business is now at a scale where our revenues are exceeding our cash operating expenses quarter after quarter.”

In fourth quarter 2017, cash flow from operations was $1.6 million, and for the full year, cash flow from operations was $282,000.

Cash Balance and Capital

As of December 31, 2017, the Company had $4.4 million in cash and positive working capital of approximately $4.6 million, a $12.0 million improvement from the working capital deficiency of approximately $7.4 million reported at the end of the year 2016.

The Company raised net proceeds of $16.5 million from the sale of approximately 765,000 additional shares of its non-convertible Series A Preferred Stock via six small public offerings during 2017, as well as net proceeds of $2 million from a registered direct sale of 1 million shares of common stock in May 2017. The preferred shares trade on the Nasdaq Capital Market under the ticker MTBCP, and pay monthly cash dividends at the rate of 11% per annum.

According to Bill Korn, “The cash cost of our dividends is far less than what most businesses pay for term debt, which is typically repaid over three or four years. Typically 25% or 33% of the value of debt is spent annually to repay principal, on top of the interest rate. Our Series A Preferred Stock is perpetual, and has no mandatory redemption, although the Company can choose to redeem shares at $25.00 per share starting in November 2020, so our 11% cost is lower than the typical cash outlay.”

The Company used a portion of the net proceeds of these offerings to repay in full its term loans and line of credit with Opus, which totaled approximately $9.3 million as of December 31, 2016. In addition, the Company paid Prudential approximately $5.3 million, which covered the remainder of the purchase price related to the MediGain transaction, plus interest.

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During early October, the Company entered into a new revolving credit facility with Silicon Valley Bank (“SVB”), and repaid and terminated its previous revolving credit facility with Opus. The SVB credit facility is a $5 million secured revolving line of credit where borrowings are based on a formula of 200% of repeatable revenue adjusted by an annualized attrition rate as defined in the agreement. While there was nothing drawn on the SVB credit facility at year-end 2017, and nothing as of today, the SVB line can be used for future growth initiatives, including acquisitions with SVB’s approval.

According to Bill Korn, “based on MTBC’s current financial position, with net losses significantly lower than last year, adjusted net income and adjusted EBITDA that are positive, and cash flow from operations that is positive, the Company was able to remove the ‘going concern’ disclosure included in last year’s 10-K. We now have a solid financial foundation, which leaves the Company well-positioned for growth. We have more capital available now than at any time in the Company’s history, and see exciting opportunities to profit from the continued consolidation of the industry.”

Bill Korn continued, “In 2018, we have three paths for continued growth, including organic growth, partnership opportunities, and the potential for an accretive acquisition which might be material. We are pursuing all three of these in parallel. Unlike past years, today we can point to our recent results rather than simply expectations for the future. We anticipate spending more on sales and marketing in 2018 than the 3.5% of revenue we spent in 2017, but we are confident that we will be able to report significant growth in our adjusted EBITDA in 2018. Other metrics may change, and the exact revenue and the quarterly numbers will depending on the actual opportunities we close and the timing. As a result, the Company has decided not to provide detailed forward-looking guidance at this time.”

Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the 2017 results. The live webcast of the conference call can be accessed under Events & Presentations at ir.mtbc.com or by dialing 412-317-5131 and referencing “MTBC Full Year and Fourth Quarter 2017 Earnings Call.”

A replay of the conference call will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-0088 and providing access code 10116612.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

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For additional information, please visit our website at www.mtbc.com.

Follow MTBC on Twitter, LinkedIn and Facebook.

PracticePro™, talkEHR™ and EnrollmentPlus™ are trademarks of MTBC.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective operations in Pakistan and Sri Lanka, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS
CURRENT ASSETS:
Cash	$4,362,232	$3,476,880
Accounts receivable - net of allowance for doubtful accounts of $185,000 and $156,000 at December 31, 2017 and December 31, 2016, respectively	3,879,463	4,330,901
Current assets - related party	25,203	13,200
Prepaid expenses and other current assets	662,822	618,501
Total current assets	8,929,720	8,439,482
Property and equipment - net	1,385,743	1,588,937
Intangible assets - net	2,509,544	5,833,706
Goodwill	12,263,943	12,178,868
Other assets	436,713	282,713
TOTAL ASSETS	$25,525,663	$28,323,706
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$991,859	$1,905,131
Accrued compensation	1,137,351	2,009,911
Accrued expenses	616,778	1,236,609
Deferred rent (current portion)	81,826	61,437
Deferred revenue (current portion)	62,104	41,666
Accrued liability to related party	10,675	16,626
Borrowings under line of credit	-	2,000,000
Current portion of long-term debt	-	2,666,667
Notes payable - other (current portion)	168,718	5,181,459
Contingent consideration (current portion)	505,557	535,477
Dividend payable	747,147	202,579
Total current liabilities	4,322,015	15,857,562
Long - term debt, net of discount and debt issuance costs	-	4,033,668
Notes payable - other	120,899	166,184
Deferred rent	333,788	433,186
Deferred revenue	28,615	26,673
Contingent consideration	97,854	394,072
Deferred tax liability	372,072	345,530
Total liabilities	5,275,243	21,256,875
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.001 per share - authorized 2,000,000 shares; issued and outstanding 1,086,739 and 294,656 shares at December 31, 2017 and December 31, 2016, respectively	1,087	295
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 12,271,390 and 10,792,352 shares at December 31, 2017 and December 31, 2016, respectively; outstanding, 11,530,591 and 10,051,553 shares at December 31, 2017 and December 31, 2016, respectively	12,272	10,793
Additional paid-in capital	45,129,517	26,038,063
Accumulated deficit	(23,509,386)	(17,944,230)
Accumulated other comprehensive loss	(721,070)	(376,090)
Less: 740,799 common shares held in treasury, at cost at December 31, 2017 and December 31, 2016	(662,000)	(662,000)
Total shareholders’ equity	20,250,420	7,066,831
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,525,663	$28,323,706

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
NET REVENUE	$31,810,635	$24,493,443
OPERATING EXPENSES:
Direct operating costs	17,679,070	13,416,627
Selling and marketing	1,106,698	1,224,243
General and administrative	11,738,201	12,458,820
Research and development	1,081,832	902,186
Change in contingent consideration	151,423	(715,495)
Depreciation and amortization	4,299,943	5,108,035
Restructuring charges	275,628	-
Total operating expenses	36,332,795	32,394,416
OPERATING LOSS	(4,522,160)	(7,900,973)
OTHER:
Interest income	16,944	36,411
Interest expense	(1,324,219)	(682,083)
Other income (expense) - net	332,084	(53,276)
LOSS BEFORE INCOME TAXES	(5,497,351)	(8,599,921)
Income tax provision	67,805	196,802
NET LOSS	$(5,565,156)	$(8,796,723)

Preferred stock dividend	2,030,295	752,525
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(7,595,451)	$(9,549,248)
Loss per common share:
Basic and diluted loss per share	$(0.69)	$(0.95)
Weighted-average basic and diluted shares outstanding	11,010,432	10,036,988

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
OPERATING ACTIVITIES:
Net loss	$(5,565,156)	$(8,796,723)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,299,943	5,108,035
Deferred rent	(53,263)	(33,951)
Deferred revenue	22,380	(41,263)
Provision for doubtful accounts	409,693	291,465
Provision for deferred income taxes	26,542	174,261
Foreign exchange (gain) loss	(248,518)	92,160
Interest accretion and write-off of deferred financing costs	722,070	200,157
Non-cash restructuring charges	17,001	-
Stock-based compensation expense	1,487,295	1,877,815
Change in contingent consideration	151,423	(715,495)
Changes in operating assets and liabilities:
Accounts receivable	41,745	(456,468)
Other assets	511,917	323,117
Accounts payable and other liabilities	(1,541,430)	1,087,548
Net cash provided by (used in) operating activities	281,642	(889,342)
INVESTING ACTIVITIES:
Capital expenditures	(697,211)	(463,399)
Cash paid for acquisitions	(205,000)	(3,370,083)
Net cash used in investing activities	(902,211)	(3,833,482)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of placement costs	1,972,065	-
Proceeds from issuance of preferred stock, net of placement costs	16,535,656	1,270,528
Preferred stock dividends paid	(1,485,727)	(709,182)
Purchase of common shares	-	(546,145)
Settlement of tax withholding obligations on stock issued to employees	(195,912)	(8,500)
Proceeds from long term debt, net of costs	-	1,908,141
Repayments of debt obligations	(7,719,520)	(1,389,082)
Repayment of Prudential obligation	(5,000,000)	-
Proceeds from line of credit	9,197,863	6,000,000
Repayments of line of credit	(11,197,863)	(6,000,000)
Contingent consideration payments	(145,885)	(190,831)
Other financing activities	(116,698)	(186,123)
Net cash provided by financing activities	1,843,979	148,806
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(338,058)	11,336
NET INCREASE (DECREASE) IN CASH	885,352	(4,562,682)
CASH - Beginning of the period	3,476,880	8,039,562
CASH - End of period	$4,362,232	$3,476,880
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$26,746	$222,214
Contingent consideration resulting from acquisitions	$-	$678,367
Dividends declared, not paid	$747,147	$202,579
Purchase of prepaid insurance through assumption of note	$222,634	$313,577
Warrants issued	$390,479	$52,015
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$9,304	$52,462
Interest	$612,285	$451,526

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Years Ended December 31,
	2017	2016
	($ in thousands)
Net revenue	$31,811	$24,493

GAAP net loss	$(5,565)	$(8,797)

Provision for income taxes	68	197
Net interest expense	1,307	646
Foreign exchange / other expense	(249)	53
Stock-based compensation expense	1,487	1,928
Depreciation and amortization	4,300	5,108
Integration, transaction and restructuring costs	791	976
Change in contingent consideration	152	(716)
Adjusted EBITDA	$2,291	$(605)

Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

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	Years Ended December 31,
	2017	2016
	($ in thousands)
Net revenue	$31,811	$24,493

GAAP net loss	$(5,565)	$(8,797)
Provision for income taxes	68	197
Net interest expense	1,307	646
Other (income) expense - net	(332)	53
GAAP operating loss	(4,522)	(7,901)
GAAP operating margin	(14.2%)	(32.3%)

Stock-based compensation expense	1,487	1,928
Amortization of purchased intangible assets	3,393	4,397
Integration, transaction and restructuring costs	791	976
Change in contingent consideration	152	(715)
Non-GAAP adjusted operating income	$1,301	$(1,315)
Non-GAAP adjusted operating margin	4.1%	(5.4%)

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Years Ended December 31,
	2017	2016
	($ in thousands)
GAAP net loss	$(5,565)	$(8,797)

Foreign exchange / other expense	(249)	53
Stock-based compensation expense	1,487	1,928
Amortization of purchased intangible assets	3,393	4,397
Integration, transaction and restructuring costs	791	976
Change in contingent consideration	152	(715)
Income tax expense related to goodwill	27	174
Non-GAAP adjusted net income	$36	$(1,984)

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding at the end of the period on December 31, 2017 and 2016 including the shares which were issued in 2016 but were considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions.

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	Years Ended December 31,
	2017	2016
GAAP net loss attributable to common, per share	$(0.69)	$(0.95)

GAAP net loss per end-of-period share	(0.48)	(0.85)
Foreign exchange / other expense	(0.02)	0.01
Stock-based compensation expense	0.13	0.19
Amortization of purchased intangible assets	0.29	0.42
Integration, transaction and restructuring costs	0.07	0.09
Change in contingent consideration	0.01	(0.07)
Income tax expense related to goodwill	0.00	0.02
Non-GAAP adjusted net income per share	$-	$(0.19)

End-of-period shares	11,530,591	10,300,178

	Years Ended December 31,
	2017	2016
Basic shares outstanding	11,530,591	10,051,553
Shares recorded as contingent consideration	-	248,625
End-of-period shares	11,530,591	10,300,178

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration.

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Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, restructuring costs changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other expense – net. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes customer incentives paid in stock and related fees, as well as cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring charges primarily represent employee severance costs, remaining lease and termination fees, disposal of property and equipment and professional fees associated with the closing of facilities. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock price as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

MTBC.

bkorn@mtbc.com

732-873-5133

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